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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT




This Employment Agreement (the "Agreement") by and between Colorado Prime Corporation, a Delaware corporation (the "Company") and a wholly-owned subsidiary of Colorado Prime Holdings Inc. ("CPH"), a Delaware corporation, CPH, and Matthew Burris ("Employee") is hereby entered into and effective as of the 30th day of March, 1998.


                                 R E C I T A L S

The following statements are true and correct:

Employee is employed hereunder by CPH and the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable good will of the Company.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                               A G R E E M E N T S

      1.    Employment and Duties.

            (a) The Company hereby employs Employee as Chief Financial Officer, Vice President and a Director of the Company and CPH (or such other comparable positions as shall be given to Employee by the Company's or CPH's Board of Directors). Employee shall have responsibilities, duties and authority reasonably accorded to and expected of such positions, including those set forth in the Company's and CPH's by-laws and as otherwise may be directed from time to time by the Board of Directors of the Company and CPH (collectively referred to as the "Board"). Employee hereby accepts this employment upon the terms and conditions contained herein and agrees to devote his full business time, attention and efforts to promote and further the business of the Company.
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            (b) Employee faithfully shall adhere to, execute and fulfill all policies established by the Company.

            (c) Employee shall not, during the Term of his employment hereunder (as defined in Section 5 hereof), be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder without the prior consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 3 hereof. Additionally, the Employee represents and warrants that attached hereto as Schedule 2 is a list of all of the corporations for which the Employee serves as a director or advisory board member indicating the nature of the position held by the Employee. The Employee further represents and warrants that the corporations set forth on Schedule 2 are not engaged in any businesses or activities which compete, directly or indirectly, with the business of the Company, its parents, affiliates, subsidiaries or related entities. Employee further represents and warrants that the services required by the board memberships set forth in Schedule 2 will not interfere with the Employee's employment hereunder. In reliance upon the foregoing representations, the parties agree that the Employee's continued service on the boards as set forth on Schedule 2 will not constitute a breach of this Agreement.


      2. Compensation. For all services rendered by Employee in any capacity required hereunder, the Company shall compensate Employee as follows:

            (a) Base Salary. Effective on the date hereof through the end of the Company's current fiscal year ending September 30, 1998 the base salary payable to Employee shall be $215,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less frequently than monthly. Such base salary shall, in the sole discretion of the Board, be subject to an annual increase; provided that, at the beginning of the Company's fiscal year, Employee's base salary shall be adjusted to reflect any increase during the prior fiscal year in the consumer price index for All Urban Consumers, All Items for New York-Northeast New Jersey, Long Island, NY-NJ-CT (1982-84 = 100), published by the United States Bureau of Labor Statistics.

      (b) Incentive Bonus Plan. Annually, as of the commencement of each fiscal year, the Chairman of the Company and the Employee shall fix the criteria under which Employee and other officers and key employees will be eligible to receive year-end bonus awards based upon individual performance and the achievement by the Company of the prior year projections (the "Incentive Bonus Plan*"). The Incentive Bonus Plan will provide for Employee's bonus as set forth in Schedule 1 hereto.

      *The Incentive Bonus Plan is the board approved bank budget.

            (c) Performance Based Bonus Plan. Except in the case of a termination of this Agreement pursuant to Section 5(a) or 5(c), for a period of five years following the consummation of the transactions referenced in the Merger Agreement dated as of March 25,


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1997 by and between Thayer Equity Investors III, L.P. and KPC Holdings
Corporation (the "Merger Agreement"), the Employee, along with the Company's Chief Executive Officer, Chief Operating Officer, and Vice President for Marketing (collectively, the "Senior Executive Officers"), shall participate in a performance based bonus plan (the "Performance Bonus Plan") in which each of the Senior Executive officers will receive an aggregate of 25% of the excess EBIT (after Incentive Bonus Plan bonuses are awarded) for each fiscal year above EBIT projected for such year in the Goldman, Sachs & Co. Confidential Memorandum dated December, 1997 (the "Goldman, Sachs Memorandum") or another mutually agreed-upon alternative profit target. The maximum aggregate amount that the Senior Executive officers shall be entitled to receive under the term of the Performance Bonus Plan shall be $750,000.

            (d) The Company hereby guarantees that Employee's bonus pursuant to the provisions of subparagraphs 2 (b) and (c) above for the period commencing April 1, 1998 and ending September 30, 1998 shall in no event be less than 25% of the Employee's base salary for the applicable period.

            (e) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

            (1) Payment of such premiums (or such portion thereof as is provided by the Company's plans) for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time. Benefits provided to Employee under this clause (1) shall be at least comparable to such benefits provided to the Company's Senior Executive Officers immediately prior to the date of this Agreement.

            (2) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

            (3) Payment of car and driver expenses for Employee's transportation to and from work.

            (4) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and shall allow Employee to participate in all other Company-wide employee benefits, including the Company's defined contribution pension plan and 401(k) Plan, as may be made available generally to employees of either from time to time. Such perquisites shall be at least comparable to the




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                  Company's policies with respect thereto prior to the
                  consummation of the Merger Agreement.

(5) The Employee shall be entitled to take vacation time subject to the discretion of the Company. For the purposes of Section 5 (f), in the event that the Employee is terminated in accordance with the provisions of Section 5 (b),(d) or (e), the Employee shall have earned the following: (i) three (3) weeks annual vacation during the first five (5) years of the Employee's employment with the Company; and (ii) four (4) weeks annual vacation after the completion by Employee of five
                  (5) years of employment with the Company.


      3.    Non-Competition Agreement.

            (a) Employee shall not, during the period of his employment by or with the Company and for a two (2) year period following the termination of his employment under Section 5(c) hereof, or for a one (1) year period following the termination of his employment other than under Section 5(c) hereof, for any reason whatsoever, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, trustee, or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company;

            (ii) call upon any person who is, at that time, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

            (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in competition with the Company; or

            (iv) call upon any prospective acquisition candidate, on the Employee's own behalf or on behalf of any competitor of the Company, which candidate was either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.


      For purposes of this Section and for purposes of Sections 5, 6, 7, 8 and 16, the term "Company" shall be deemed to include all direct and indirect subsidiaries, and affiliates of the Company. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than five percent (5%) of the capital stock



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of a competing business, whose stock is publicly traded on a national securities exchange or on the over-the-counter market.

            (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

            (c) It is agreed by the parties that the foregoing covenants in this
Section 3 impose a reasonable restraint on Employee in light of the activities and business of the Company on the date of the execution of this Agreement and the Company's current plans; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of this covenant.

            (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

            (e) All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants; provided, however, that the Company's continued failure to make payments to Employee under Section 2 of this Agreement shall constitute such a defense.

            (f) Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 3(a) hereof, the period of time for which Employee shall be prohibited pursuant to Section 3(a) hereof shall be the maximum time permitted by law.


      4.    Place of Performance.

            (a) Employee understands that he may be requested by the Board to relocate from his present residence to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement. In such event, if Employee agrees to relocate, the Company shall pay all reasonable relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all reasonable closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if, but only to the extent that, any such relocation costs



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are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee shall use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

            (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of Section 5(c) and, if Employee is terminated for such refusal, Employee shall be entitled to receive all payments under this Agreement as if he were terminated by the Company without cause.

            5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for one year (the "Initial Term"), and, unless terminated as herein provided, shall be extended at the end of the Initial Term and ongoing successive terms, for a period of one year on the same terms and conditions contained herein (the "Term"), provided, however, that each successive Term, Employee's compensation shall be adjusted in accordance with Section 2 hereof. This Agreement and Employee's employment may be terminated in any one of the following ways:

            (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

            (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full time duties hereunder for four (4) consecutive months, then thirty (30) days after written notice to the Employee (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
(30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company the base salary at the rate then in effect for a period of eight (8) months from the date of such termination (the "Disability Period"); provided that, such amounts shall be offset by any amounts otherwise paid to the Employee under any disability program then maintained by the Company. During the Disability Period, Employee shall also receive all benefits to which Employee would otherwise be entitled. In addition, earned but unpaid base salary as of the date of such termination shall be paid in full and any bonus award to which the Employee would have been entitled under the Incentive Bonus Plan had he been employed throughout the year in which such



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bonus is calculated shall be payable on a prorated basis for the year in which such termination occurs only.

            (c) Good Cause. The Company may terminate the Agreement immediately upon written notice to Employee for good cause, which shall be: (1) Employee's willful misconduct or gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (2) Employee's willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, which materially and adversely affects the operations, prospects or reputation of the Company; or (3) Employee's conviction of a felony or other crime involving moral turpitude. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

            (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause or if this Agreement is not renewed pursuant to Section 5 hereof, Employee shall receive from the Company the base salary at the rate then in effect for one year from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled. If Employee resigns or otherwise terminates his employment for any reason other than Good Reason as defined in Section 5(e), Employee shall receive no severance compensation.

            (e) Termination by Employee for Good Reason. The Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after ten (10) days prior written notice by Employee to the Company and to CPH, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

                  (i) a material adverse change in Employee's status, title, position or responsibilities;

                  (ii) the assignment to Employee of any duties materially and adversely inconsistent with the Employee's position as specified in
             Section 1 hereof (or such other position to which he may be promoted), including status, offices, responsibilities or persons to whom the Employee reports as contemplated under Section 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

                  (iii) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by Sections 5(a), (b) and (c); or

                  (iv) any other material breach of this Agreement by the
             Company,



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             including the regular failure to pay Employee on a timely
             basis the amounts to which he is entitled under this Agreement.

      In the event of any termination by the Employee for Good Reason, Employee shall be entitled to receive from the Company the base salary at the rate then in effect for one year from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled.

            (f) Payment Through Termination. Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, shall be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations under this Agreement shall cease as of the effective date of termination, except that the Company's, obligations under
Section 9 herein and Employee's obligations under Sections 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

      6. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment and which are directly related to the business or activities of the Company and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Employee agrees that all such materials which he develops or conceives and/or documents during such period shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction and accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of such materials or any part of them in all media and by all means now known or which may hereafter be devised, throughout the universe in perpetuity. Employee agrees that in furtherance of the foregoing, he shall disclose, deliver and assign to the Company all such conceptions, ideas, improvements and discoveries and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company's ownership rights therein and to provide the Company the full and complete benefit thereof. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from Employee's contributions to the Company do not constitute works made-for-hire, Employee hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all such materials, including the copyrights and any other proprietary rights arising therefrom. Employee reserves no rights with respect to any such materials, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to Employee for the materials and the contributions he will make to the development of any such information or materials. Employee agrees to cooperate with all lawful efforts of the Company to protect the Company's rights in and to any, or all of such information and materials and will at the request of the Company execute any and all instruments




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or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company's rights in and to such information materials.

      7. Confidential Information and Trade Secrets. Employee acknowledges and agrees that all Confidential Information, Trade Secrets and other property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Employee agrees that he shall maintain strictly the confidentiality of, and shall not, during or after the term of this Agreement with the Company, disclose, any such Confidential Information or Trade Secrets.

      For purposes hereof, the parties agree that "Confidential Information" means and includes

            - All business or financial information, plans, processes and strategies, market research and analyses, projections, financing arrangements, consulting and sales methods and techniques, expansion plans, forecasts and forecast assumptions, business practices, operations and procedures, marketing and merchandising information, distribution techniques, customer information and other business information, including records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other documentation respecting the Company;


            - All information and materials which are proprietary and confidential to a third party and which have been provided to the Company by such third party for the Company's use; and

            -     All information derived from such Confidential Information.

      Confidential Information shall not include information and materials that are already, or otherwise become, known by or generally available to the public without restriction on disclosure, other than as a result of an act or omission by the Employee in breach of the provisions of this Agreement or any other applicable agreement between the Employee and the Company.

      For purposes hereof, the term "Trade Secret" shall have the meaning given in the Delaware enactment of the Uniform Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any scientific or technical information, design, process, formula concept, data organization, manual, other system documentation, or any improvement of any thereof, in any case that is valuable and secret (in the sense that it is not generally known to the Company's competitors).

      8. Return Of Company Property; Termination of Employment. At such time, if ever, as Employee's employment with the Company is terminated, he shall be required to




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participate in an exit interview for the purpose of assuring a proper termination of his employment and his obligations hereunder. On or before the actual date of such termination, Employee shall return to the Company all records, materials and other physical objects relating to his employment with the Company, including, without limitation, all Company credit cards and access keys and all materials relating to, containing or derived from any Trade Secrets or Confidential Information.

      9. Indemnification. If Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company (and whether or not the basis of such action is the Employee's action in such official capacity), then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent permitted by applicable law, and such indemnification shall continue as to Employee even if he has ceased to be an employee, officer or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to Employee all reasonable costs and expenses directly related to the defense of such action, suit or proceeding within twenty days after written request therefore by the Employee to the Company, provided that such request shall include an undertaking by the Employee to repay such advances if it shall ultimately be determined that Employee is or was not entitled to be indemnified by the Company against such costs and expenses. If both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal or fraudulent acts which materially damage the business of the Company. The provisions of this Section 9 are addition to, and not in derogation of, the indemnification provisions of the Company's By-laws.

      10. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for, and hold the Company harmless from and against, all claims, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

      11. Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal



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representatives, successors and assigns. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement.

      12. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreement with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements.

      13. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

      To the Company:   Colorado Prime Corporation
                        1 Michael Avenue
                        Farmingdale, N.Y. 11735
                        Attention:  Secretary
      to CPH:           Colorado Prime Holdings Inc.
                        1455 Pennsylvania Avenue N.W.
                        Suite 350
                        Washington, D.C. 20004
                        Attn: [ ]

      To Employee:      Matthew Burris
                        26 Burr School Road, Westport, CT 06880

      Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 13.

      14. Severability; Headings. It is the intention of the parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law, and that the unenforceability of any the provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof. The Section headings herein are for



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reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

      15. Company Actions. Employee acknowledges that in any action by the Company to enforce the provisions of Sections 3, 6, 7 or 8 of this Agreement, claims asserted by Employee against the Company arising out of his employment with the Company or otherwise shall not constitute a defense to enforcement of his obligations hereunder; provided, however, that the Company's continued failure to make payments to Employee under Section 2 of this Agreement shall constitute such a defense.

      16. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement (excluding specifically, however, claims and counterclaims of the Company arising out of any breach by Employee of the provisions of Sections 3, 7 or 8 hereof) shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect, as modified hereby. Notwithstanding anything contained in the rules to the contrary, however, the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive or special damages to any injured party. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in New York, New York.

      17. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of New York without reference to its conflicts of laws provisions.

      18. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      19. Modifications. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Employee or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of Employee or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them.

      20. EMPLOYEE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, CAREFULLY EVALUATE IT, AND ASK ANY QUESTIONS HE MAY HAVE HAD REGARDING IT OR ITS PROVISIONS. EMPLOYEE ALSO ACKNOWLEDGES THAT HE HAD THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS CHOOSING AND

THAT THE COMPANY GAVE HIM A REASONABLE PERIOD OF TIME TO DO SO IF HE SO WISHED.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          COLORADO PRIME CORPORATION


                                          By:/s/ William F. Dordelman
                                          ---------------------------
                                          Title:


                                          COLORADO PRIME HOLDINGS, INC.


                                          By: /s/ Illegible
                                          ---------------------------
                                          Title:

                                          EMPLOYEE:

                                              /s/ Matthew Burris
                                          ---------------------------
                                          Matthew Burris

                                   SCHEDULE 1

                                 BONUS GUIDELINE
                                   MATT BURRIS



A.     Bonus based upon Operating Income

% Operating Income                              % of Salary
------------------                              -----------
Before Bonus Accomplished
-------------------------
  80 or lower                                     0
  85                                             8.5
  90                                             17
  95                                             21
 100                                             25
 105                                             31
 110                                             37.5
 115                                             44
 120+                                            50%

B.      Bonus based upon Achievement of Objectives

      The Employee may receive a bonus based upon the achievement of certain annual objectives mutually determined by the Employee and the Company. The bonus shall be a percentage of the Employee's base salary as follows: (i) 0%, if the Employee does not meet annual objectives; (ii) 25% of his base salary if the Employee meets his annual objectives and; (iii) up to 50% of his base salary if the Employee exceeds his annual objectives.


Note:       a) Any combination is possible e.g. at 80% profit and achievement of annual objectives a bonus equal to 25% of salary is paid.

            b) Performance between the levels is prorated on a straight line basis.

            c) Performance vs. objectives is management judgment.

                                   SCHEDULE 2

    List of All Companies for which Matthew Burris serves as a director or Advisory Board Member


Advisory Board Positions:

Fuller Box Company
North Attleboro, Massachusetts

Jewelpak Technologies
Los Angeles, California


Director Position:

The Alsa Corporation
Vernon, California




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